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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549






                                    FORM 8-K
                                 CURRENT REPORT






     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - OCTOBER 6, 1999







                              MINNESOTA POWER, INC.


                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                          Duluth, Minnesota 55802-2093
                           Telephone - (218) 722-2641





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ITEM 5.  OTHER EVENTS.

Reference is made to the Annual Report on Form 10-K for the year ended December 31, 1998 (1998 Form 10-K) of Minnesota Power, Inc. (Minnesota Power or Company) for background information on the following update. The cited reference is to the Company's 1998 Form 10-K.


Ref. Page 22. - Fifth and Six Paragraphs
Ref. Form 8-K dated and filed May 27, 1999
Ref. Form 8-K dated and filed June 15, 1999
Ref. 10-Q for the quarter ended June 30, 1999 Page 11. - Fifth through Seventh Paragraph

Minnesota Power owns 7.3 million shares, or 19.9 percent, of Capital Re Corporation (Capital Re). On June 10, 1999 Capital Re and ACE Limited (ACE) signed an agreement providing for the merger of Capital Re with ACE. Under the terms of the Agreement and Plan of Merger (Merger Agreement), Capital Re's shareholders would receive 0.6 ordinary shares of ACE for each share of Capital Re at closing, subject to a maximum value to Capital Re shareholders of $22 per share.

On October 6, 1999 Capital Re received an unsolicited all-cash acquisition offer from XL Capital Ltd. (XL Capital). To consider XL Capital's offer, Capital Re postponed its October 7, 1999 shareholder meeting at which there was to be a vote on the proposed merger with ACE. Capital Re has since received from ACE proposed amendments to the Merger Agreement and competing offers from XL Capital. Minnesota Power is unable to predict the timing or acceptance of any offer.

Minnesota Power's financial results for the quarter and six months ended June 30, 1999 included a $24.1 million non-cash charge. The non-cash charge reflected an estimated Capital Re valuation of $17 per share based on ACE's stock price at that time and the exchange ratio in the ACE Merger Agreement. Additional adjustments to Minnesota Power's investment in Capital Re will be recognized at the time when a Capital Re transaction is finalized, and subsequently when any stock received from the transaction is sold. Minnesota Power accounts for its investment in Capital Re as an available-for-sale security.

Capital Re is a financial guaranty reinsurance and specialty insurance company that trades on the New York Stock Exchange under the symbol KRE. ACE through its subsidiaries, provides a broad range of insurance and reinsurance products for a diverse group of international clients. ACE trades on the New York Stock Exchange under the symbol ACL. XL Capital, through its wholly owned subsidiaries, provides excess liability insurance coverage to industrial, commercial and other enterprises. XL Capital trades on the New York Stock Exchange under the symbol XL.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                      Minnesota Power, Inc.
                                                -------------------------------
                                                          (Registrant)





October 20, 1999                                        D. G. Gartzke
                                                -------------------------------
                                                       David G. Gartzke
                                                Senior Vice President - Finance
                                                  and Chief Financial Officer

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